Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the registration statement on Form F-10 (No. 333-283168) and Form S-8 (Nos. 333-204568, 333-211305, 333-258230, 333-266243 and 333-267364) of Shopify Inc. of our report dated February 11, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Ottawa, Canada
February 11, 2026